SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$245,809	$198,240
Accounts receivable, net of allowances of $1,538 and $726 as of March 31, 2025 and December 31, 2024, respectively	20,177	23,159
Contract assets and unbilled receivable, net	21,419	26,645
Other current assets	7,646	7,476
Total current assets	295,051	255,520
Restricted cash equivalents, non-current	676	676
Right-of-use assets	5,059	4,692
Property and equipment, net	1,053	1,239
Goodwill	101,210	101,704
Intangible assets, net	167,446	174,943
Deferred tax asset	5	4
Contract assets and unbilled receivable, non-current, net	12,270	12,879
Other non-current assets	4,766	2,296
Total assets	$587,536	$553,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,720	$5,559
Accrued liabilities	18,076	26,291
Operating lease liabilities	2,064	1,898
Finance lease liabilities	40	49
Income tax liability	2,264	2,750
Deferred revenue	26,888	23,876
Other current liabilities	3,978	7,319
Total current liabilities	60,030	67,742

Operating lease liabilities, net of current portion	2,526	2,403
Deferred revenue, net of current portion	7,517	6,862
Contingent acquisition liabilities	113,147	286,898
Income tax liability, net of current portion	3,115	3,075
Other non-current liabilities	4,208	4,320
Total liabilities	190,543	371,300
Commitments and contingencies

Stockholders’ equity:
Series A Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding, aggregate liquidation preference of $— and $— as of March 31, 2025 and December 31, 2024, respectively	—	—
Class A Common Stock, $0.0001 par value; 455,000,000 shares authorized; 368,869,290 and 361,096,457 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	36	35
Class B Common Stock, $0.0001 par value; 44,000,000 shares authorized; 32,535,408 and 32,535,408 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	1,209,871	1,125,470
Accumulated deficit	(813,128)	(943,060)
Accumulated other comprehensive income	211	205
Total stockholders’ equity	396,993	182,653
Total liabilities and stockholders’ equity	$587,536	$553,953

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$29,129	$11,594
Operating expenses:
Cost of revenues	18,511	4,669
Sales and marketing	12,007	5,542
Research and development	24,756	14,878
General and administrative	18,407	10,267
Change in fair value of contingent acquisition liabilities	(176,100)	4,162
Amortization of intangible assets	3,451	605
Total operating expenses	(98,968)	40,123
Income (loss) from operations	128,097	(28,529)

Other expense, net:
Interest expense	(235)	(5,664)
Other income, net	2,889	1,479
Total other income (expense), net	2,654	(4,185)
Income (loss) before provision for income taxes	130,751	(32,714)
Provision for income taxes	819	295
Net income (loss)	$129,932	$(33,009)
Earnings attributable to participating Class A Common Shares	(705)	—
Cumulative dividends attributable to Series A Preferred Stock	—	(343)
Net income (loss) attributable to SoundHound common shareholders	$129,227	$(33,352)

Other comprehensive income:
Unrealized gains on investments	6	36
Comprehensive income (loss)	$129,938	$(32,973)

Net income (loss) per share:
Basic	$0.33	$(0.12)
Diluted	$0.31	$(0.12)

Weighted-average common shares outstanding:
Basic	393,893,313	286,596,559
Diluted	414,156,455	286,596,559

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows used in operating activities:
Net income (loss)	$129,932	$(33,009)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,755	1,470
Stock-based compensation	17,440	6,979
Amortization of debt issuance cost	—	1,231
Loss on disposal of property and equipment	31	—
Non-cash lease amortization	664	743
Foreign currency gain/loss from remeasurement	(160)	(55)
Change in fair value of contingent acquisition liabilities	(176,100)	4,162
Change in fair value of derivative	(1,289)	—
Deferred income taxes	(1)	(281)
Other, net	903	45
Changes in operating assets and liabilities:
Accounts receivable, net	2,347	(1,248)
Other current assets	(239)	(533)
Contract assets	5,816	939
Other non-current assets	(1,181)	93
Accounts payable	1,151	905
Accrued liabilities	(8,403)	(673)
Other current liabilities	(581)	—
Operating lease liabilities	(836)	(888)
Deferred revenue	3,667	(1,606)
Other non-current liabilities	(101)	(222)
Net cash used in operating activities	(19,185)	(21,948)

Cash flows used in investing activities:
Purchases of property and equipment	(162)	(99)
Payment related to acquisition, net of cash acquired	—	(3,689)
Net cash used in investing activities	(162)	(3,788)

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – Continued
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows provided by financing activities:
Proceeds from sales of Class A common stock under the Sales Agreement and Second Equity Distribution Agreement	67,707	137,274
Proceeds from exercise of stock options and employee stock purchase plan	666	8,887
Proceeds from warrants exercised	13	—
Payment of financing costs associated with the Sales Agreement and Second Equity Distribution Agreement	(1,355)	(3,435)
Payments on finance leases	(21)	(28)
Net cash provided by financing activities	67,010	142,698
Effects of exchange rate changes on cash	(94)	103
Net change in cash, cash equivalents, and restricted cash equivalents	47,569	117,065
Cash, cash equivalents, and restricted cash equivalents, beginning of period	198,916	109,035
Cash, cash equivalents, and restricted cash equivalents, end of period	$246,485	$226,100

Reconciliation to amounts on the condensed consolidated balance sheets:
Cash and cash equivalents	$245,809	$211,744
Non-current portion of restricted cash equivalents	676	14,356
Total cash, cash equivalents, and restricted cash equivalents shown in the condensed consolidated statements of cash flows	$246,485	$226,100

Supplemental disclosures of cash flow information:
Cash paid for interest	$2	$3,539
Cash paid for income taxes	$1,230	$727

Noncash investing and financing activities:
Conversion of Series A Preferred Stock to Class A common stock	$—	$12,090
Deferred offering costs reclassified to additional paid-in capital	$69	$—
Property and equipment acquired under accrued liabilities	$—	$83
Fair value of Class A common stock and deferred equity consideration issued to acquire SYNQ3	$—	$10,295
Fair value of contingent earnout consideration to acquire SYNQ3	$—	$1,676
Fair value of contingent holdback consideration to acquire SYNQ3	$—	$981
Fair value of deferred cash consideration under SYNQ3 acquisition	$—	$143
Unpaid deferred offering cost	$—	$200

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